Exhibit 5.2

Form of Lisman, Webster, Kirkpatrick & Leckerling, P.C. Opinion

LISMAN, WEBSTER, KIRKPATRICK & LECKERLING, P.C.

ATTORNEYS AT LAW P.O. BOX 728 BURLINGTON, VERMONT 05402
CARL H. LISMAN ALLEN D. WEBSTER, CPA MARY G. KIRKPATRICK E. WILLIAM LECKERLING DOUGLAS K. RILEY MARK D. OETTINGER RICHARD W. KOZLOWSKI CHRISTINA A. JENSEN MARY P. KEHOE KATINA F. READY	Telephone 802-864-5756 Telecopier 802-864-3629 Direct Line 802-865-2500 ext. 225 Website Address: www.lisman.com E-Mail Address: clisman@lisman.com	OFFICES IN FINANCIAL PLAZA AT 84 PINE STREET BURLINGTON, VERMONT BERNARD LISMAN THERESA M. GIBBONS COUNSEL

        October            , 2004

B&G Foods Holdings Corp.
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054

Registration Statement on Form S-1
(Registration No. 33-112680)

Ladies and Gentlemen:

        We have acted as special counsel to Maple Grove Farms of Vermont, Inc., a Vermont corporation ("MGF") in connection with the preparation and filing by B&G Food Holdings Corp. ('B&G") and certain subsidiaries of B&G (including MGF) of the above-referenced registration statement (the "Registration Statement") with the Securities and Exchange Commission relating to

        (a)   the proposed sale by B&G of an aggregate of up to 23,893,533 shares of B&G's Class A common stock, par value $0.01 per share (the "Shares"); the proposed issuance by B&G of up to $170,838,761 aggregate principal amount of    % Senior Subordinated Notes due 2016 (the "Senior Subordinated Notes"); the proposed issuance by MGF of its guaranty (the "Senior Subordinated Guaranty") with respect to the Senior Subordinated Notes; and the proposed issuance by B&G of an aggregate of up to 23,893,533 Enhanced Income Securities (the "EISs"), each representing one Share and $7.15 aggregate principal amount of Senior Subordinated Notes, which will be sold to the underwriters (the "AEIS Underwriters") named in the Registration Statement pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the "EIS Underwriting Agreement");

        (b)   the proposed issuance by B&G of $19,000,000 aggregate principal amount of Senior Subordinated Notes (the "Separated Senior Subordinated Notes") and the issuance by MGF of its guaranty (the "Separate Guaranty") with respect to the Separate Senior Subordinated Notes, which will be sold to the underwriters (the "Separate Senior Subordinated Note Underwriters") named in the Registration Statement pursuant to the Underwriting Agreement filed as Exhibit 1.2 to the Registration Statement (the "Separate Senior Subordinated Note Underwriting Agreement"); and

        (c)   the proposed issuance by B&G of $200,000,000 aggregate principal amount of            % Senior Notes due 2011 (the "Senior Notes") and the proposed issuance by MGF of its guaranty (the "Senior Guaranty") with respect to the Senior Notes, which will be sold to the underwriters (the "Senior Note Underwriters") named in the Registration Statement pursuant to the Underwriting

Agreement filed as Exhibit 1.3 to the Registration Statement (the "Senior Note Underwriting Agreement").

        The Senior Subordinated Notes, the Senior Subordinated Guaranty, the Separate Senior Subordinated Notes and the Separate Senior Subordinated Guaranty will be issued under an indenture (the "EIS Indenture") among B&G, MGF and other subsidiaries of B&G and the Bank of New York, as Trustee. The Senior Notes and the Senior Guaranty will be issued under an indenture (the "Senior Note Indenture") among B&G, MGF and other subsidiaries of B&G and The Bank of New York, as Trustee.

        We have reviewed the Registration Statement and such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purposes of this opinion letter. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certficates and representations of officers and representatives of B&G and MGF.

        Based upon and subject to the foregoing, we are of the opinion that:

1.
The Senior Subordinated Guaranty has been duly authorized by MGF and, when (a) the Registration Statement becomes effective and the EIS Indenture has been qualified under the Trust Indenture Act, (b) the Pricing Committee of B&G=s Board of Directors approves the terms of the Senior Subordinated Notes, including the price at which the Senior Subordinated Notes are to be sold to the EIS Underwriters pursuant to the EIS Underwriting Agreement, and other matters relating to the issuance and sale of the Senior Subordinated Notes, (c) the EIS Indenture and the EIS Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (d) the Senior Subordinated Notes have been duly authenticated by the Trustee in accordance with the terms of the EIS Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Senior Subordinated Notes included in the Registration Statement, (e) the Senior Subordinated Notes have been duly executed and delivered to and paid for by the EIS Underwriters as contemplated by the EIS Underwriting Agreement and (f) the Senior Subordinated Guaranty has been duly executed by MGF, the Senior Subordinated Guaranty will constitute the legal, valid and binding obligation of MGF, enforceable against it in accordance with its terms.

2.
The Separate Senior Subordinated Guaranty has been duly authorized by MGF and, when (a) the Registration Statement becomes effective and the EIS Indenture has been qualified under the Trust Indenture Act, (b) the Pricing Committee of B&G=s Board of Directors approves the terms of the Separate Senior Subordinated Notes, including the price at which the Separate Senior Subordinated Notes are to be sold to the Separate Senior Underwriters pursuant to the Separate Underwriting Agreement, and other matters relating to the issuance and sale of the Separate Senior Subordinated Notes, (c) the EIS Indenture and the Separate Senior Subordinated Note Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (d) the Separate Senior Subordinated Notes have been duly authenticated by the Trustee in accordance with the terms of the EIS Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Separate Senior Subordinated Notes included in the Registration Statement, (e) the Separate Senior Subordinated Notes have been duly executed and delivered to and paid for by the Separate Senior Subordinated Note Underwriters as contemplated by the Separate Senior Subordinated Note Underwriting Agreement and (f) the Separate Senior

  Subordinated Guaranty has been duly executed by MGF, the separate Senior Subordinated Guaranty will constitute the legal, valid and binding obligation of MGF, enforceable against it in accordance with its terms.

3.
The Senior Subordinated Guaranty has been duly authorized by MGF and, when (a) the Registration Statement becomes effective and the Senior Note Indenture has been qualified under the Trust Indenture Act, (b) the Pricing Committee of B&G=s Board of Directors approves the terms of the Senior Notes, including the price at which the Senior Notes are to be sold to the Senior Note Underwriters pursuant to the Senior Note Underwriting Agreement, and other matters relating to the issuance and sale of the Senior Notes, (c) the Senior Note Indenture and the Senior Note Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (d) the Senior Notes have been duly authenticated by the Trustee in accordance with the terms of the Senior Note Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Senior Notes included in the Registration Statement, (e) the Senior Notes have been duly executed and delivered to and paid for by the Senior Note Underwriters as contemplated by the Senior Note Underwriting Agreement and (f) the Senior Guaranty has been duly executed by MGF, the Senior Guaranty will constitute the legal, valid and binding obligation of MGF, enforceable against it in accordance with its terms.

        Our opinions are subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors= rights generally; general equitable principles (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought; and an implied covenant of good faith and fair dealing.

        We are members of the bar of the State of Vermont and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Vermont and the federal laws of the United States of America.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectuses contained therein under the caption "Legal Matters." In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.

Very truly yours,
Carl H. Lisman